UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2023

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Annual Performance Bonus

On March 20, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Liberty Latin America Ltd. (the “Company”) approved performance goals for the year ending December 31, 2023 for annual performance awards to its executive officers (the “2023 Performance Awards”), including those executive officers who were named executive officers in the Company’s proxy statement for the 2022 annual general meeting of shareholders and those who are expected to be named executive officers in the Company's proxy statement for the 2023 annual general meeting of shareholders (collectively, the “NEOs”).

Payment of the 2023 Performance Awards will be based on achievement of the following consolidated Company performance metrics for the year ending December 31, 2023:

•budgeted revenue growth, weighted 25%;
•budgeted operating free cash flow (“OFCF”), weighted 60%;
•governance objectives focused on compliance and improvements in the Company’s internal control framework, weighted 15%.

For purposes of the 2023 Performance Awards, OFCF means operating income before depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation, and impairment, restructuring and other operating items less property and equipment additions.

Based on the achievement of these performance metrics, a payout of up to 150% of the target bonus amount is available for over-performance against budget/target and no payout would be earned if the achievement is less than 25% of the Company’s budgeted revenue growth or OFCF goals. The Company has also created a recognition program for high performers who are eligible to receive, based on personal performance, an increased bonus of 130% of the annual bonus result, subject to Committee approval.

In connection with the 2023 Performance Awards, the Company encourages increased share ownership among its executive team to enhance alignment between the executives and shareholder returns. As a result, the Committee implemented a shareholding incentive program that allows the Company’s executive officers, including the NEOs, to receive up to 50% of their 2023 annual performance awards in Company common shares in lieu of cash. Executives electing common shares in respect of their 2023 Performance Awards will also receive restricted share units equal to 12.5% of the common shares they earn pursuant to the 2023 Performance Awards. The restricted share units vest one year after the grant date provided that the executive holds all of the common shares issued in respect of the 2023 Performance Awards through that period.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary

Date: March 24, 2023